Exhibit 4.2

EXECUTION VERSION

CITIZENS FINANCIAL GROUP, INC.

Issuer

and

THE BANK OF NEW YORK MELLON

Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of December 3, 2015

to

SUBORDINATED INDENTURE

Dated as of September 28, 2012

$750,000,000 Principal Amount 4.300% Subordinated Notes due 2025

i

CROSS-REFERENCE TABLE

Reconciliation and tie showing the location in the Base Indenture, dated as of September 28, 2012, of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act, unless otherwise indicated. This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Subordinated Indenture.

Trust Indenture Act of 1939 Section	Indenture Section
310 (a)(1)	609
(a)(2)	609
(a)(5)	609
(b)	608 and 610
312 (a)	701
313 (a)	703
(c)	703
314 (a)	1206
(c)(1)	102
(c)(2)	102
(e)	102
315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514
316 (a)(1)	512
(b)	507
(c)	802
317 (a)	503
(b)	1203
318 (a)	103	*

*	Refers to Section 103 of the Ninth Supplemental Indenture.

ii

NINTH SUPPLEMENTAL INDENTURE, dated as of December 3, 2015 (the “Ninth Supplemental Indenture”), between Citizens Financial Group, Inc. (formerly RBS Citizens Financial Group, Inc.), a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, as trustee, a Subordinated Indenture, dated as of September 28, 2012 (the “Base Indenture,” as the same may be amended or supplemented from time to time, including by this Ninth Supplemental Indenture, the “Subordinated Indenture”), providing for the issuance from time to time of the Company’s subordinated debt securities (herein and therein called the “Subordinated Debt Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Sections 201, 301 and 1101 of the Base Indenture permit the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to provide for the issuance of, and establish the form and terms of, additional series of Subordinated Debt Securities;

WHEREAS, the Company has authorized the issuance of $750,000,000 in aggregate principal amount of its 4.300% Subordinated Notes due 2025 (the “Subordinated Notes”);

WHEREAS, the Subordinated Notes will be established as a series of Subordinated Debt Securities under the Subordinated Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Ninth Supplemental Indenture to establish the form and terms of the Subordinated Notes; and

WHEREAS, all things necessary have been done to make this Ninth Supplemental Indenture a valid agreement of the Company, in accordance with its terms;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Subordinated Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Subordinated Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101 Relation to Base Indenture.

This Ninth Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Ninth Supplemental Indenture, shall apply to the Subordinated Notes) in respect of the Subordinated Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Subordinated Debt Securities or affects in any manner the terms and conditions of the Subordinated Debt Securities of any other series. For the avoidance of doubt, the First through Seventh Supplemental Indentures to the Base Indenture shall not apply to the Subordinated Notes.

Section 102 Incorporation by Reference of Trust Indenture Act.

The Subordinated Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Subordinated Indenture. The following Trust Indenture Act terms have the following meanings:

“Indenture Securities” shall mean the Subordinated Debt Securities.

“Indenture to Be Qualified” shall mean the Subordinated Indenture.

“Indenture Trustee or Institutional Trustee” shall mean the Trustee.

“Obligor” with reference to Indenture Securities shall mean the Company.

All other terms in the Subordinated Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 103 Trust Indenture Act to Control.

If any provision included in the Subordinated Indenture limits, qualifies or conflicts with another provision included in the Subordinated Indenture which is required to be included in the Subordinated Indenture by the Trust Indenture Act, such required provision shall control.

Section 104 Definitions.

For all purposes of this Ninth Supplemental Indenture, the capitalized terms used herein that are defined in this Section 104 have the respective meanings assigned hereto in this Section 104, and the capitalized terms used herein that are defined in the Base Indenture and not defined in this Section 104 have the respective meanings assigned thereto in the Base Indenture. For all purposes of this Ninth Supplemental Indenture:

(1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP, and, except as otherwise herein expressly provided, the term “U.S. GAAP” with respect to any computation required or permitted hereunder shall mean U.S. GAAP at the date of such computation; and

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Ninth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Notes” shall have the meaning set forth in Section 202(j).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Base Indenture” has the meaning set forth in the recitals of the Company of this Ninth Supplemental Indenture.

“Clearstream” means Clearstream Banking, Société Anonyme and its successors.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of the Subordinated Indenture, and thereafter “Company” shall mean such successor corporation.

“Definitive Note” means a certificated Subordinated Note registered in the name of the Holder thereof and issued in accordance with Section 205 hereof, substantially in the form of Exhibit A, except that such Subordinated Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Global Note Legend” means the legend set forth in Section 205(f) hereof, which is required to be placed on all Global Notes issued under the Subordinated Indenture.

“Global Notes” shall have the meaning set forth in Section 201(b).

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Issue Date” means December 3, 2015.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Price” has the meaning set forth in Section 203(b) of this Ninth Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and unless context requires otherwise, the rules and regulations of the Commission promulgated thereunder.

“Ninth Supplemental Indenture” has the meaning set forth in the first paragraph of this instrument.

“Subordinated Indenture” has the meaning set forth in the recitals of the Company of this Ninth Supplemental Indenture.

“Subordinated Notes” has the meaning set forth in the recitals of the Company of this Ninth Supplemental Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Subordinated Indenture, and thereafter “Trustee” shall mean such successor Person.

ARTICLE II

TERMS AND CONDITIONS OF THE SUBORDINATED NOTES

Section 201 Form of Subordinated Notes.

(a) General. The Subordinated Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of the Subordinated Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Subordinated Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be determined, consistent with the Subordinated Indenture, by the officers of the Company executing such Subordinated Notes, as evidenced by their execution of such Subordinated Notes.

(b) Global Notes. The Subordinated Notes shall be issued initially in the form of one or more permanent Global Securities (each, a “Global Note”). Global Notes shall be substantially in the form of Exhibit A, including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Subordinated Notes issued in definitive form shall be substantially in the form of Exhibit A, but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Global Note shall represent such of the Outstanding Subordinated Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Subordinated Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Subordinated Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 205 hereof.

Section 202 Title and General Terms.

Pursuant to Sections 201 and 301 of the Base Indenture, there is hereby established a series of Subordinated Debt Securities, the terms of which shall be as follows:

(a) Designation. The Subordinated Notes shall be known and designated as the “4.300% Subordinated Notes due 2025.”

(b) Aggregate Principal Amount. The aggregate principal amount of the Subordinated Notes that may be authenticated and delivered under this Ninth Supplemental Indenture is limited to $750,000,000, as increased by the amount of any Additional Notes issued pursuant to Section 202(j) of this Ninth Supplemental Indenture, except for Subordinated Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Notes issued pursuant to Section 304, 305, 306, 1106 or 1307 of the Base Indenture or Article II of this Ninth Supplemental Indenture.

(c) Maturity, Interest and Place of Payment. The Stated Maturity of the Subordinated Notes shall be December 3, 2025, and the Subordinated Notes shall bear interest and have such other terms as are set forth in the form of Note attached as Exhibit A hereto. The Place of Payment with respect to the Subordinated Notes shall be The City of New York.

(d) No Additional Amounts. In the event that any payment on the Subordinated Notes by the Company or any Paying Agent is subject to withholding of United States federal income tax or other tax or assessment (as a result of a change in law or otherwise), neither the Company nor any Paying Agent shall pay additional amounts to the Holders of the Subordinated Notes.

(e) No Sinking Fund or Redemption at Option of Holders. The Company shall have no obligation to redeem or purchase the Subordinated Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The Subordinated Notes shall be redeemable at the election of the Company from time to time at the times and at the prices specified in Section 203 of this Ninth Supplemental Indenture.

(f) Defeasance.

(i) The Subordinated Notes shall be subject to the defeasance provisions of Article XIV of the Base Indenture beginning no earlier than on the fifth anniversary of the Issue Date; provided that, with respect to the Subordinated Notes, Section 1402(b)(4) of the Base Indenture shall be replaced in its entirety with the following:

“(4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that beneficial owners of the Subordinated Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised (which opinion, if the Company shall have exercised its option under Section 1402(b)(x) of the Base Indenture, shall be (A) accompanied by and based upon a ruling to that effect received from or published by the Internal Revenue Service or (B) based upon a change in law after the date of this Ninth Supplemental Indenture); and”

(ii) Any defeasance of the Subordinated Notes pursuant to Article XIV of the Base Indenture shall be subject to the Company obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Subordinated Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the Issue Date, the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 Capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

(g) Repurchases. The Company may from time to time repurchase the Subordinated Notes in open market purchases or negotiated transactions without prior notice to Holders or beneficial owners of Subordinated Notes. Any such repurchases of the Subordinated Notes shall be subject to the Company obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to the repurchase of the Subordinated Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the Issue Date, the Federal Reserve does not require that repurchases of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 Capital treatment, then no such approval of the Federal Reserve will be required for such repurchases.

(h) Denominations. The Subordinated Notes shall be issuable only in fully registered form and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

(i) Authentication and Delivery. The Subordinated Notes shall be executed, authenticated, delivered and dated in accordance with Section 303 of the Base Indenture.

(j) Additional Notes. The Company may, from time to time, without the consent of the Holders of the Subordinated Notes, reopen the series constituting the Subordinated Notes and issue additional Subordinated Notes (the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Subordinated Notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such Additional Notes, together with the initial Subordinated Notes, shall constitute a single series of Subordinated Debt Securities under the Base Indenture; provided that if the Additional Notes are not fungible for U.S. federal income tax and U.S. federal securities law purposes with the initial Subordinated Notes, the Additional Notes shall be issued under a separate CUSIP number.

(k) Events of Default and Default. The only Events of Default and the only Defaults applicable to the Subordinated Notes are as set forth in Article V of the Base Indenture.

Section 203 Redemption.

The Subordinated Notes shall not be redeemable at the Company’s option except as set forth in this Section 203:

(a) Optional Redemption. The Company may, at its option, redeem the Subordinated Notes in whole or in part at any time and from time to time on or after November 3, 2025. Any such redemption of the Subordinated Notes shall be subject to the Company obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to the redemption of the Subordinated Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the Issue Date, the Federal Reserve does not require that redemption of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 Capital treatment, then no such approval of the Federal Reserve will be required for such redemption.

(b) Redemption Price. In the case of any redemption of the Subordinated Notes, the “Redemption Price” shall be equal to 100% of the Outstanding principal amount of the Subordinated Notes to be redeemed together with any accrued and unpaid interest to, but excluding, the Redemption Date. If the Redemption Price in respect of the Subordinated Notes is not paid on the Redemption Date, interest on the outstanding principal amount of the Subordinated Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment.

(c) Redemption Procedures. Except as modified by this Section 203, any redemption of the Subordinated Notes under this Section 203 is subject to the terms and conditions of Article XIII of the Base Indenture.

Section 204 Reports and Other Information.

Section 1206 of the Base Indenture shall be replaced in its entirety with the following:

“So long as Subordinated Notes remain Outstanding, the Company shall file with, or make available to, the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange or pursuant to Section 314 of the Trust Indenture Act; provided that any document publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system shall satisfy the requirements hereof if the Company provides the Trustee with written notice when any such document is filed with the Commission”

Section 205 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 205, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (i) the Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (2) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice or becoming aware that the Depositary is no longer so registered, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes or (iii) upon the request of the Depositary if there shall have occurred and be continuing an Event of Default with respect to the Subordinated Notes. Upon the occurrence of any of the preceding events in clause (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Article III of the Base Indenture. Every Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 205 or Article III of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clause (i), (ii) or (iii) above and pursuant to Section 204(c) hereof. A Global Note may not be exchanged for another Subordinated Note other than as provided in this (a)Section 205(a).

(b) Transfers and Exchanges of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of the Subordinated Indenture and the Applicable Procedures. In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Security Registrar either (1) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (2) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in this subclause (2)(A); provided that in no event shall Definitive Notes be issued other than upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 205(a). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Subordinated Indenture and the Subordinated Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 205(g) hereof.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 205(a) hereof and satisfaction of the conditions set forth in Section 205(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 205(g) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 205(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Subordinated Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Subordinated Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and authenticate or, if already issued, increase or cause to be increased the aggregate principal amount of the applicable Global Note. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when the applicable Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order for the authentication of one or more Global Notes in accordance with Section 303 of the Base Indenture, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 205(e), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(f) Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUBORDINATED INDENTURE GOVERNING THIS SUBORDINATED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 205(g) OF THE NINTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 205(a) OF THE NINTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 205(g) OF THE NINTH SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A

NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 308 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order for authentication thereof in accordance with Section 303 of the Base Indenture or at the Security Registrar’s request.

(ii) The Company shall not be required (1) to issue, to register the transfer of or to exchange any Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Subordinated Notes for redemption under Section 203 hereof and ending at the close of business on the day of selection or (2) to register the transfer of or to exchange a Subordinated Note between a Record Date (as defined in the Subordinated Notes) with respect to such Subordinated Note and the next succeeding Interest Payment Date with respect to such Subordinated Note.

(iii) Neither the Security Registrar nor the Company shall be required to register the transfer of or exchange any Subordinated Note selected for redemption in whole or in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Subordinated Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Prior to due presentment for the registration of a transfer of any Subordinated Note, the Trustee, any Paying Agent and the Company may deem and treat the Person in whose name any Subordinated Note is registered as the absolute owner of such Subordinated Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Subordinated Notes and for all other purposes, and none of the Trustee, any Paying Agent or the Company shall be affected by notice to the contrary.

(vi) Upon surrender for registration of transfer of any Subordinated Note at the office or agency of the Company designated pursuant to Section 1202 of the Base Indenture, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Subordinated Notes of any authorized denomination or denominations of a like aggregate principal amount.

(vii) At the option of the Holder, Subordinated Notes may be exchanged for other Subordinated Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Subordinated Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 303 of the Base Indenture.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 205 to effect a registration of transfer or exchange may be submitted by facsimile or e-mail.

(ix) Neither the Trustee nor any Paying Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Subordinated Indenture or under applicable law with respect to any transfer of any interest in any Subordinated Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Subordinated Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 206 Acceleration of Maturity.

The first paragraph of Section 502 of the Base Indenture shall be replaced in its entirety with the following:

“If an Event of Default with respect to Subordinated Debt Securities of any series at the time Outstanding occurs, the principal of all outstanding Subordinated Debt Securities of such series, premium, if any, and any interest accrued thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders of such series of Subordinated Debt Securities. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on the Subordinated Debt Securities of such series shall terminate.”

Section 207 Supplemental Indentures Without Consent of Holders.

Section 1101 of the Base Indenture is amended to:

(i) Replace Section 1101(2) in its entirety with the following:

“(2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Subordinated Debt Securities (and, if such covenants are to be for the benefit of less than all such series, stating that such covenants are expressly being included solely for the benefit of such series), to surrender any right or power herein conferred upon the Company, or to provide for guarantees of the Subordinated Notes; or”

(ii) Replace the period following “in any material respect” in Section 1101(10) with “; or”; and

(iii) Add the following immediately after Section 1101(10):

“(11) to change anything that does not materially adversely affect the interests of the Holders of Outstanding Subordinated Debt Securities of any series; provided that solely with respect to this Section 1101(11), the Trustee shall be entitled to receive and may conclusively rely on an Officer’s Certificate from the Company that any such modification, amendment or supplement does not materially adversely affect the interests of any Holder of Outstanding Subordinated Debt Securities of any series.”

ARTICLE III

MISCELLANEOUS

Section 301 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 302 Successors and Assigns.

All covenants and agreements in this Ninth Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 303 Separability Clause.

In case any provision in this Ninth Supplemental Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 304 Governing Law.

This Ninth Supplemental Indenture and the Subordinated Notes shall be deemed to be contracts made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to the conflicts of law rules of said State.

* * * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the day and year first above written.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ David Lindenauer
	Name:	David Lindenauer
	Title:	EVP, Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature Page to the Ninth Supplemental Indenture]

EXHIBIT A

CUSIP: 174610 AK1

ISIN: US174610AK19

GLOBAL NOTE

representing up to

$[            ]

4.300% Subordinated Notes due 2025

No.	[$ ]

Citizens Financial Group, Inc., a Delaware corporation, promises to pay to ________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of _______ United States Dollars] on December 3, 2025.

Interest Payment Dates: Beginning on June 3, 2016, June 3 and December 3 of each year

Record Dates: May 19 and November 18

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUBORDINATED INDENTURE GOVERNING THIS SUBORDINATED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 205(g) OF THE NINTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 205(a) OF THE NINTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 205(g) OF THE NINTH SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Additional provisions of this Subordinated Note are set forth on the other side of this Subordinated Note.

C-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

CITIZENS FINANCIAL GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes referred to in the within-mentioned Subordinated Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated:

[Back of Subordinated Note]

4.300% Subordinated Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Subordinated Indenture referred to below unless otherwise indicated.

1. INTEREST. Citizens Financial Group, Inc. (formerly RBS Citizens Financial Group, Inc.), a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Subordinated Note at a rate per annum of 4.300% from December 3, 2015 until maturity, computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on this Subordinated Note (i) semi-annually in arrears on June 3 and December 3 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) to the Holder of record of this Subordinated Note on the immediately preceding May 19 and November 18 (each, a “Record Date”), in each case with respect to the next occurring Interest Payment Date. Interest on this Subordinated Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 3, 2015; provided that the first Interest Payment Date shall be June 3, 2016.

2. METHOD OF PAYMENT. The Company will pay interest on this Subordinated Note to the Person that is the registered Holder of this Subordinated Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Subordinated Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to Defaulted Interest. The interest payment at maturity will be payable to the person to whom principal is payable. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register of Holders; provided that (a) all payments of principal, premium, if any, and interest on, Subordinated Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to certificated Subordinated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Subordinated Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. SUBORDINATED INDENTURE. The Company issued the Subordinated Notes under a Subordinated Indenture, dated as of September 28, 2012 (the “Base Indenture”), as amended and supplemented by a Ninth Supplemental Indenture, dated as of December 3, 2015 (the “Ninth Supplemental Indenture,” and the Base Indenture as amended and by the Ninth Supplemental

Indenture, the “Subordinated Indenture”), each between the Company and the Trustee. This Subordinated Note is one of a duly authorized issue of Subordinated Debt Securities of the Company designated as its “$750,000,000 4.300% Subordinated Notes due 2025”. To the extent any provision of this Subordinated Note conflicts with the express provisions of the Subordinated Indenture, the provisions of the Subordinated Indenture shall govern and be controlling.

5. REDEMPTION. Except as described below, the Subordinated Notes shall not be redeemable at the Company’s option:

(a) Optional Redemption. The Company may, at its option, redeem the Subordinated Notes in whole or in part at any time and from time to time on or after November 3, 2025.

(b) Redemption Price. In the case of any redemption of the Subordinated Notes, the redemption price shall be equal to 100% of the Outstanding principal amount of the Subordinated Notes to be redeemed together with any accrued and unpaid interest to, but excluding, the Redemption Date. If the Redemption Price in respect of the Subordinated Notes is not paid on the Redemption Date, interest on the outstanding principal amount of the Subordinated Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment.

(c) Redemption Procedures. Except as modified by Section 203 of the Ninth Supplemental Indenture, any redemption of the Subordinated Notes under Section 203 of the Ninth Supplemental Indenture is subject to the terms and conditions of Article XIII of the Base Indenture.

6. MANDATORY REDEMPTION, SINKING FUND. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The Subordinated Notes are in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. The transfer of Subordinated Notes may be registered and Subordinated Notes may be exchanged as provided in the Subordinated Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Subordinated Indenture. The Company need not exchange or register the transfer of any Subordinated Note or portion of a Subordinated Note selected for redemption. Also, the Company need not exchange of register the transfer of any Subordinated Notes for a period of 15 days before a selection of Subordinated Notes to be redeemed.

8. PERSONS DEEMED OWNERS. The registered Holder of a Subordinated Note may be treated as its owner for all purposes.

9. AMENDMENT, SUPPLEMENT AND WAIVER. The Subordinated Indenture or the Subordinated Notes may be amended or supplemented as provided in the Subordinated Indenture.

10. DEFAULTS AND REMEDIES. The only Events of Default with respect to the Subordinated Notes are set forth in Article V of the Base Indenture. If an Event of Default with respect to the Subordinated Notes occurs, the principal of all Outstanding Subordinated Notes, premium, if any, and any interest accrued thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders. Holders may not enforce the Subordinated Indenture or the Subordinated Notes except as provided in the Subordinated Indenture. Subject to certain limitations, Holders of not less than a majority in principal amount of the Outstanding Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Subordinated Notes notice of any default under the Subordinated Indenture (except a default relating to the payment of principal of, premium, if any, or interest on the Subordinated Notes) if it determines that withholding notice is in their interest. The Holders of not less than a majority in principal amount of the Outstanding Subordinated Notes may on behalf of the Holders of all of the Subordinated Notes waive any past default or its consequences under the Subordinated Indenture, except a default in payment of the principal of, premium, if any, or interest on, any of the Subordinated Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Subordinated Indenture, and the Company is required to give prompt written notice to the Trustee of any insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up or relating to the Company as a whole, whether voluntary or involuntary, or of any default with respect to any Senior Indebtedness that would prevent the Trustee from making any payment in respect of the Subordinated Notes under Section 1501 of the Base Indenture.

11. AUTHENTICATION. This Subordinated Note shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. GOVERNING LAW. THE SUBORDINATED INDENTURE AND THIS SUBORDINATED NOTE SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

13. CUSIP NUMBERS AND ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Subordinated Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Subordinated Indenture. Requests may be made to the Company at the following address:

Citizens Financial Group, Inc.

600 Washington Boulevard

Stamford, CT 06901

Fax No.: 203-900-6758

Attention: Robin S. Elkowitz

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________________

Your Signature:
(Please sign exactly as your name appears
on the face of this Subordinated Note)

Signature Guarantee*: _____________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[            ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*This schedule should be included only if the Subordinated Note is issued in global form.